UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 3, 2020

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	AERG	OTCQB

Item 8.01 – Other Events

Update of Litigation Against Prior Management and Related Parties

The following provides an update on events concerning litigation involving Applied Energetics, Inc. Information regarding events occurring prior to the date of this Current Report on Form 8-K can be found in the company’s prior Current, Annual and Quarterly Reports on Forms 8-K, 10-K and 10-Q on file with the Securities and Exchange Commission.

On August 3, 2020, in our ongoing litigation against George Farley, the company’s former CEO, and AnneMarieCo., LLC, the Chancery Court of the State of Delaware issued an Opinion granting in part and denying in part the company’s Motion for Partial Summary Judgment. The Court granted the company’s motion in the following respect: “Farley could not validly take action as the sole remaining director between February 10, 2016, and March 9, 2018. The stock that he issued to himself is invalid, as is the compensation that he attempted to grant to himself. The shares that he gifted to AnneMarieCo remain invalid, notwithstanding their transfer to AnneMarieCo.” The court denied the motion in all other respects, rejecting the company’s argument that Section 205 of the Delaware General Corporation Law is unavailable for the defendants to petition the court cure the invalidity of the stock and compensation, leaving open the possibility for the court to reinstate the shares and/or compensation in whole or in part under Section 205. The trial is scheduled for September 21-23, 2020.

The Company cannot guaranty the outcome of any litigation but expects to provide further updates on the status of the litigation as circumstances warrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

Date: August 5, 2020	By:	/s/ Gregory J. Quarles
Gregory J. Quarles
Chief Executive Officer

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